                                                                   EXHIBIT 10.28


DEVELOPMENT, LICENSING AND DISTRIBUTION AGREEMENT BY AND AMONG AUDIOLOGIC, INC., GN DANAVOX AS, RESOUND CORPORATION AND AUDIOLOGIC HEARING SYSTEMS, L.P.


         THIS DEVELOPMENT, LICENSING AND DISTRIBUTION AGREEMENT ("Agreement") is made as of this 30th day of September, 1996 (the "Effective Date") by and between GN Danavox AS, a corporation organized under the laws of Denmark, with a principal business office located at Markaervej 2 A, P.O. Box 224, DK-2630, Taastrup, DENMARK ("Danavox"), AUDIOLOGIC HEARING SYSTEMS, L.P., a Delaware limited partnership, with a principal business office located at 6655 Lookout Road, Suite 200, Boulder, Colorado 80301, U.S.A. ("AL2"), AudioLogic, Inc., a Colorado corporation, with a principal business office located at 6655 Lookout Road, Suite 200, Boulder, Colorado 80301, U.S.A. ("AL1") and ReSound Corporation, a California corporation, with a principal business office located at 220 Saginaw Drive, Seaport Centre, Redwood City, California 94063, U.S.A. ("ReSound").

                                    RECITALS

         A. Danavox is engaged in the business of designing, developing, manufacturing and selling advanced hearing aid products; and

         B. ReSound is engaged in the business of designing, developing, manufacturing and selling advanced hearing aid products; and

         C. AL1 has, until the date of this Agreement, been engaged in the business of designing, developing, manufacturing and selling advanced hearing aid products; and

         D. AL2 has been formed by Danavox, ReSound, AL1 and certain other parties for the purpose of developing, manufacturing and marketing Base DSP Technology and Full DSP Technology (both as defined below), but excluding Technology (as defined below) relating solely to surgically implanted hearing aid devices (the "Business"); and

         E. AL1 has assigned to AL2, for the purpose of fulfilling AL2's obligations under this Agreement, or contributed pursuant to the Partnership Agreement (as defined below), all of its right, title and interest in and to (i) the Contributed Assets and Assumed Liabilities, but not including the Excluded Assets and Excluded Liabilities (as each of such terms is defined in the Partnership Agreement, as defined below), (ii) the Audallion (as defined below), and (iii) the AL1 Technology set forth on EXHIBIT A hereto (as defined below); and

         F. Danavox and ReSound, in connection with this and the Related Agreements (as defined below), is making a commitment for substantial payments to AL2 over approximately the next two years, and Danavox and ReSound will receive, to the extent described in this Agreement, rights to the AL2 Technology (as defined below) in consideration for such pay-ments.

         THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties hereto agree as follows:

         I. Definitions

         As used in this Agreement, the following terms shall have the following meanings:

                  A. "Affiliates" means corporations or other business organizations that, either directly or through one or more intermediaries, control, are controlled by, or are under common control with, a party. "Control" means ownership or the ability to direct the voting or disposition of a 50% or more interest in an entity.

                  B. "A/D Converter" means a mechanism for the conversion of an analog, audio bandwidth (>1kHz) to a digital signal for processing by a digital signal processing ("DSP") processor, with a resolution of 8 bits or more, as described in EXHIBIT E, Specifications. A/D Converter also includes decimation filters, if required.

                  C. "Audallion" means a wired DSP system for use in academic research and clinical trials, and which may potentially result in some sales. The current Audallion is based on industry standard components, although future versions may use some proprietary chips.

                  D. "AL2 Software" means all software (computer programming, including object code, source code and programming source materials) and firmware developed by, owned by or licensed to AL1 prior to the Effective Date and transferred to AL2 hereunder.

                  E. "AL2 Technology" means the proprietary technology and Inventions of AL1 existing prior to the Effective Date and transferred to AL2 hereunder, or, upon mutual written agreement of the parties, arising other than in connection with this Agreement, other than the Development Technology, necessary to produce properly functioning Products (under license or otherwise), including, without limitation, the AL2 Software (both source and object code), the Base DSP Technology and the Full DSP Technology, and the technology set forth on the attached EXHIBIT A, together with all associated Intellectual Property.

                  F. "Base DSP Technology" means the Audallion, the A/D Converter, the D/A Converter, the HADSP Architecture, the HADSP Operating System, the HADSP Tools and the DSP Hearing Aid Basic Algorithms.

                  G. "Clinical/Field Testing" consists of any clinical/field tests internal or external to member companies that use products containing an HADSP.

                  H. "Core Software" means all software (computer programming, including object code, source code and programming source materials) and firmware which is part of the AL2 Software, Danavox Software, ReSound Software or Development Technology, or any combination of the foregoing, and that is directed to controlling the standard minimum functions of the particular hearing aid instrument and is, or is ready to be, actually loaded into such instrument.

                  I. "Danavox Software" means all software (computer programming, including object code, source code and programming source materials) and firmware developed by, owned by or licensed to Danavox prior to the Effective Date or otherwise developed, owned or licensed after the Effective Date but not in connection with this Agreement but which, upon mutual written agreement of the parties, is or might be included in the licenses granted hereunder.

                  J. "Danavox Technology" means the proprietary technology and Inventions of Danavox existing prior to the Effective Date or, upon mutual written agreement of the parties, arising other than in connection with this Agreement, other than the Development Technology, necessary to produce properly functioning Products (under license or otherwise), including, without limitation, the Danavox Software (both source and object code), the Base DSP Technology and the Full DSP Technology, and the technology set forth on the attached EXHIBIT B, together with all associated Intellectual Property.

                  K. "D/A Converter" means a mechanism for the conversion of a digital sampled signal at audio bandwidth to a signal that can eventually be delivered to an electro-acoustic output transducer. The transducer may be either connected directly to a digital signal, or there may be an amplifier between the two. D/A Converter also includes interpolation filters, if required.

                  L. "Derivative Products" means modified Products or the modifications themselves that in each case results from incremental or revision-level improvements, enhancements, engineering changes or corrections to the Products.

                  M. "Development Program" means the collaborative technology and product development program undertaken jointly by the parties pursuant to this Agreement and the Related Agreements which is intended to develop the Base DSP Technology and/or the Full DSP Technology, but not technology relating solely to surgically implanted hearing aid devices.

                  N. "Development Technology" means the technology, together with all related Intellectual Property and those Inventions incorporated in the design or function of the Products, or which are created or discovered as part of the development services pursuant to the Development Program, all as are developed jointly pursuant to this Agreement (including the development schedule and milestones attached to this Agreement as EXHIBIT C) in order to enable the AL2 Technology, the Danavox Technology and the ReSound Technology to work together to create the Base DSP Technology and/or the Full DSP Technology.

                  O. "DSP Hearing Aid Basic Algorithms" means building block components from which full hearing software is constructed as described in EXHIBIT E, Specifications. DSP Hearing Aid Basic Algorithms also includes algorithms for filter banks, power estimators, transforms, basic compressors, feedback cancellation and noise management.

                  P. "DSP Technology" means the technology and associated Intellectual Property directed to digital signal processing.

                  Q. "Enhancement" means (i) any improvement in Base DSP Technology or Full DSP Technology and (ii) any other technology usable in conjunction with the DSP Technology that enables additional, improved functionality to be implemented, in either case developed, owned or acquired by either ReSound, Danavox or AL1 other than pursuant to this Agreement.

                  R. "Full DSP Technology" means the Base DSP Technology plus the HADSP, the HADSP ICs, the HADSP Fitting System, the Marketing Collateral, the Scientific Research Programs and the Clinical/Field Testing.

                  S. "Hearing Aid Development Committee" means a committee of six members, with two representatives designated by each of AL1, Danavox and ReSound, which will regularly meet to set direction, priorities, and schedules, and to review progress of the Development Program. The two representatives initially designated by AL1 are: John Melanson and Jason Carlson (the "AL1 Designees"). The two representatives initially designated by Danavox are:
Nikolai Bisgaard and Henrik Bagger Olsen (the "Danavox Designees"). The two representatives initially designated by ReSound are: Caslav Pavlovic and Chris Lillios (the "ReSound Designees"). The parties may designate different or substitute representatives at any time for any reason.

                  T. "Hearing Aid DSP" or "HADSP" means a system for the processing of audio data in the digital domain. The DSP operates at 10kHz or greater, or contains a hardware multiplier. HADSP does not include a digital processor that only controls an analog audio processor.

                  U. "Hearing Aid DSP Architecture" means the description of a HADSP from which a Hearing Aid DSP IC may be designed. May include processor descriptions, user manuals, instruction set definitions, schematics, C emulation programs, VHDL or Verilog files. Hearing Aid DSP Architecture also may include the prototypes of the processor built in a hardware prototyping methodology, such as FPGAs (field programmable gate arrays).

                  V. "Hearing Aid DSP ICs" means an integrated circuit ("IC") which contains a copy of the HADSP, hearing aid A/D Converter, or hearing aid D/A Converter as described in EXHIBIT E, Specifications. These chips would become a component of a hearing aid. Hearing Aid DSP ICs also includes mask sets, test fixtures, contracts with foundries and IC layouts.

                  W. "Hearing Aid DSP Operating System" means a program that runs on an HADSP and provides basic interactive and real time services, such as program loading, resource allocation and interrupt handling.

                  X. "Hearing Aid DSP Tools" means assemblers, linkers, loaders, compilers, debuggers, emulators, interpreters, and library systems to produce and manage code for an HADSP.

                  Y. "Hearing Aid DSP Fitting System " means a system which allows the parameters of a DSP hearing system to be modified to suit an individual user. An HADSP Fitting System may be either a PC-based system, or a stand-alone programming system.

                  Z. "Hearing Aid Market" means all (a) individuals requiring therapeutic devices or other therapy to address any hearing impairment or deficiency, and the associated diagnosis, correction, therapy and the like of such impairment or deficiency, and (b) companies, clinics, hospitals, associations, institutions and other entities providing or offering to provide diagnosis, consultation, services, products and the like with respect to any such hearing impairment or deficiency and the associated diagnosis, correction, therapy and the like of such impairment or deficiency; provided, however, that such market does not include the portion of such market for surgically implanted hearing aid devices.

                  AA. "Intellectual Property" means U.S. and foreign copyrights, patents, trademarks, trade secrets and mask works, whether or not registered, filed, applied for or the like, all related rights, goodwill and the like, and all tangible and intangible works, manifestations and aspects of same. As used herein, "patents" includes all U.S. Inventions, Invention disclosures (which cover patentable ideas for which application has been or will be made), provisional applications, applications, letters patent and all foreign counterparts and foreign equivalents of same, and any and all divisions, continuations, continuations-in-part, revisions, renewals, reissues, extensions and the like of the foregoing.

                  BB. "Inventions" means all ideas, creations, works, processes, designs and methods (whether or not patentable, copyrightable, registerable as a mask work or otherwise protectable), and all documentation, information and items associated therewith.

                  CC. "Marketing Collateral" consists of all marketing materials related to DSP Technology and/or studies with HADSP. This will include use of trademarks, brochures, white papers, newsletters, etc. Marketing Collateral does not include any product-specific literature.

                  DD. "Milestones" means the development and delivery milestones, set forth on the development schedule attached hereto as EXHIBIT C, as the same are determined, supplemented, revised and updated from time to time by the Hearing Aid Development Committee.

                  EE. "Products" means the products developed by Danavox or ReSound, each of which contains Base DSP Technology and/or Full DSP Technology.

                  FF. "Related Agreements" means the following agreements between, or to be entered into between the parties with respect to giving effect to the Development Program and to ReSound's and Danavox's investments in AL2, including the Series C Convertible Preferred Stock and Common Stock Purchase Agreement by and among Danavox, ReSound and AL1, and the Amended and Restated Registration Rights Agreement by and among Danavox, ReSound, AL1 and certain other parties, each of the same date as this Agreement, as well as the following agreements of the same date as this Agreement: the Amended and Restated Agreement of Limited Partnership by and among Danavox, ReSound, AL2 and certain other parties (the "Partnership Agreement"), the Shareholders Agreement by and among AL1, Danavox and ReSound, the Employment Services Agreement between AL1 and AL2, the Cross License Agreement between ReSound and Danavox, and the Employment Agreements between AL1 and certain employees, as well as other agreements, instruments, acknowledgements, understandings, consents and the like that document the transaction covered by this Agreement or as are otherwise required by any of the foregoing agreements and documents.

                  GG. "ReSound Software" means all software (computer programming, including object code, source code and programming source materials) and firmware developed by, owned by or licensed to ReSound prior to the Effective Date or otherwise developed, owned or licensed after the Effective Date but not in connection with this Agreement but which, upon mutual written agreement of the parties, is or might be included in the licenses granted hereunder.

                  HH. "ReSound Technology" means the proprietary technology and Inventions of ReSound existing prior to the Effective Date or, upon mutual written agreement of the parties, arising other than in connection with this Agreement, other than the Development Technology, necessary to produce properly functioning Products (under license or otherwise), including, without limitation, the ReSound Software (both source and object code), the Base DSP Technology and the Full DSP Technology, and the technology set forth on the attached EXHIBIT D, together with all associated Intellectual Property.

                  II. "Scientific Research Program" consists of any scientific studies internal or external to ReSound, Danavox or AL1 using HADSP including algorithm developments from scientific research programs.

                  JJ. "Software" means any or all of the Danavox Software, the AL2 Software, the ReSound Software, the software portion of the Development Technology, the Software Modules, or any combination of the foregoing.

                  KK. "Software Modules" means those modules of software (computer programming, including object code, source code and programming source materials) and firmware, which may be part of the AL2 Software, the Danavox Software, the ReSound Software, or the Development Technology, or any combination of the foregoing, that are directed to functionality of the particular hearing aid instrument that is additional to that provided by the Core Software when the module is, or the modules are, actually loaded into such instrument.

                  LL. "Specifications" means the specifications for the design, performance and manufacturability characteristics of the DSP Hearing Aid Basic Algorithms, the Hearing Aid DSP ICs and the A/D Converter, which are to be jointly developed by ReSound, Danavox and AL2 pursuant to this Agreement and to which the DSP Hearing Aid Basic Algorithms, the Hearing Aid DSP ICs and the A/D Converter will conform, and which shall include the specifications listed on EXHIBIT E hereto.

                  MM. "Technology" means any or all of the Danavox Technology, the ReSound Technology, the AL2 Technology, the Development Technology, or any combination of the foregoing.

                  NN. Reference to Facilities. For the purposes of this Agreement, a reference to any party's facilities shall mean the facilities of such party or any of its Affiliates.

         II. Development of Product

                  A. AL1 Expenditures.

                           1. In April and July 1996, Danavox paid an aggregate
of $500,000 to AL1 (the "Danavox Payment") which payment was made in connection with the Agreement in Principle by and among ReSound, Danavox and AL1 dated April 19, 1996 and Amendment No. 1 to the Agreement in Principle dated July 11, 1996. ReSound, Danavox and AL1 hereby agree that (i) Danavox made the Danavox Payment to AL1 for the purpose of the Business, during the period prior to the Effective Date of this Agreement, (ii) in consideration of such payment, AL1 became obligated to provide, and has provided, certain services relating to the Business, and (iii) the parties agree that ownership of, and the parties' rights to, the technology developed by AL1 pursuant to the Danavox Payment shall be the same as if such services had been performed by AL2 pursuant to this Agreement.

                           2. As of the Effective Date, AL1 has incurred
expenses (the "AL1 Expenses") in performing services in respect of the Danavox Payment in excess of the

Danavox Payment. The parties hereto agree that AL2 shall, promptly after the Effective Date and out of the funds provided by Danavox and ReSound pursuant to
Section II(F), reimburse AL1 for the excess of the AL1 Expenses, as reasonably agreed by the parties hereto, over the amount of the Danavox Payment.

                  B. Development Collaboration. Danavox, ReSound and AL2 hereby agree to jointly undertake the Development Program. The parties contemplate that the Development Program will be carried out pursuant to this Agreement over a four-year period (the "Term"), unless the Term is extended by agreement of each of Danavox and ReSound.

                  C. Cooperative Efforts - Time of Essence. Each of AL2, ReSound and Danavox agrees, in cooperation with the other, to use its best efforts to realize the objectives of the Development Program and to achieve the Milestones on a timely basis. The parties agree that, in performing under this Agreement, time is of the essence in all respects.

                  D. Technology Sharing. Each of AL2, ReSound and Danavox will make available to the other parties the use of its respective Technology to perform its portions of the Development Program, will provide to the other parties, as soon as reasonably available, copies of the tangible aspects of such Technology including, without limitation, layout design vellums, specifications and other engineering documents, and, subject to the terms and conditions of this Agreement, will supply the personnel, facilities, and materials necessary to carry out its respective portion of the Development Program and to allow the manufacture, use and selling of the Products pursuant to the licenses granted under this Agreement. In particular, AL2 shall be responsible for providing the AL2 Technology, Danavox shall be responsible for providing the Danavox Technology and ReSound shall be responsible for providing the ReSound Technology.

                  E. Development Expenses. All activities under the Development Program shall be conducted by the parties in accordance with a four-year budget (the "Budget") attached hereto as EXHIBIT F. Although portions of the Development Program will be done by each party in its own facilities, the parties anticipate that during the de-bug and production release phase of the Development Program, and during such other phases of the Development Program as the parties may determine, the parties will work together at the particular facilities determined by the Hearing Aid Development Committee.

                  F. Hearing Aid Development Committee Meetings. The parties agree that the Hearing Aid Development Committee shall meet as frequently as needed to set direction for the Development Program and development priorities, determine scheduling and pertinent technical issues, and review overall and specific development progress, all with a view to meeting the Milestones as are determined by the Hearing Aid Development Committee. Such meetings shall be held by video or telephone conference, or at each of the parties' principal places of business alternately, or at such other locations as the parties shall jointly determine. The parties anticipate that meetings of the Hearing Aid Development Committee will be held twice each month, with in-person meetings held at least once each quarter. Each party shall appoint, no later than September 30, 1996, a qualified person to act as project manager. Such project managers shall jointly arrange the bi-monthly meetings and shall determine the appropriate time and personnel (in addition to the Hearing Aid Development Committee members) for each meeting. The project managers will act as each party's representative and principal contact person regarding all matters related to this Agreement. The actions of such person designated by a party may be relied upon by the other parties to this Agreement.

                  G. Development Payments.

                           1. On the later of October 1, 1996 or the Effective
Date, ReSound shall pay $500,000 to AL2. From January 1, 1997 (for ReSound) and from or immediately after the Effective Date (for Danavox), in each case through the date which is two (2) years from the Effective Date, each of Danavox and ReSound shall pay a total of $5,981,000 to AL2 under this Agreement, to be paid at such times and in such amounts and for the purposes as set forth in the Budget attached hereto as EXHIBIT F, or as otherwise determined by the General Partner of AL2 (the "Initial Payments"). All such amounts paid by ReSound and Danavox shall be paid on a proportional basis as between the two entities.

                           2. Each of Danavox and ReSound shall provide an
additional $1,000,000 of funding during the third and fourth years of the Term in order to develop Base DSP Technology, such amounts to be paid at such times, in such amounts and for the purposes set forth in the Budget.

                           3. Each of ReSound and Danavox shall pay AL2 [*] for
each Hearing Aid DSP IC sold by such party (whether or not as part of a Licensed Product). ReSound and Danavox may credit against the payments made pursuant to this subparagraph (F)(3) any amounts paid to AL2 by third parties under Article V(C)(2), below. Unless otherwise agreed by Danavox and ReSound, at such time as the aggregate royalty payments to AL1 payable under Section V(C)(1), below, total U.S. $5,000,000 (not including any amounts paid under Section V(C)(3), below), no additional payments shall be made to AL2 under this subparagraph
(F)(3). Notwithstanding any other provision of this Agreement, the Amended and Restated Agreement of Limited Partnership or any other Related Agreement, the amounts paid to AL2 under this subparagraph (F)(3): (a) shall not be considered as capital contributions to AL2 (and therefore will not affect the proportional partnership interests of AL2's limited partners), and (b) shall not be considered to be payments under the Budget (and therefore will not decrease the amounts otherwise payable by ReSound and Danavox pursuant to this subparagraph
(F)).

                           4. If for any reason this Agreement is terminated
prior to the end of the second year of the Term (September 30, 1998), ReSound agrees to pay to Danavox in cash an amount such that the total payments made by ReSound and Danavox under this Agreement (excluding $3,400,000 paid by Danavox hereunder) shall be in the following proportion: one-



* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

third (1/3) by Danavox and two-thirds (2/3) by ReSound).

                           5. Danavox and ReSound shall make the payments
discussed in subparagraphs (F)(1) and (2) so long as (a) the Hearing Aid Development Committee agrees that AL2 is continuing to make substantial progress on the Development Program, (b) there shall have been no material adverse change in the assets, business, condition (financial or otherwise) or prospects of AL2 which render the development of the Technology by AL2 Impracticable (as defined below), and (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit payment or development activities within AL2. If, at any time during the first two (2) years of the Term, the Hearing Aid Development Committee determines, by majority vote, that a power budget, size budget or cost budget cannot be estimated to fulfill the development specifications set forth in EXHIBIT E hereto, and no practical and reasonable solution is found by the Hearing Aid Development Committee, the Development Program shall be considered "Impracticable."

                  H. Additional Contributions. Notwithstanding any provision or term in this Agreement or any of the Related Agreements, Danavox and ReSound shall in no event be obligated to provide funding to or for the benefit of AL2, whether by way of equity purchases, development funding, consulting fees or expenses, or otherwise: (i) for the development of Full DSP Technology after the first two (2) years of the Term, or (ii) for the development of Base DSP Technology after the first four (4) years of the Term (as to each such technology, "Continued Development"). If Danavox and ReSound determine to fund Continued Development, they shall establish whether to do so through capital contributions by AL2's limited partners or through a development agreement (which may be an amendment to this Agreement).

                  I. Services, Reviews and Changes.

                           1. SERVICES, RIGHTS AND MATERIALS. On the terms and
conditions set forth in this Agreement, each party agrees to perform its development services in accordance with the milestone and development schedule attached hereto as EXHIBIT C. Each party will obtain all the intellectual property, technology, labor, material, tooling and facilities necessary for the completion of such services for which it is responsible so the other parties may exercise their rights granted pursuant to Article IV hereof.

                           2. DESIGN REVIEW. Each of AL2, ReSound and Danavox is
entitled to conduct periodic reviews to ensure its satisfaction with the other parties' development services. Upon reasonable notice, each party shall allow the other parties during ordinary business hours, to visit its place of business for development and manufacturing to discuss and inspect the status of such services.

                           3. CHANGES TO SPECIFICATIONS. Each party is entitled
to request of the other parties modifications in the form of changes or additions to the Specifications at any time during the term of this Agreement. Such requests shall be submitted to the other parties in writing. If any such modification of the Specifications materially increases or decreases the time of performance (i.e., in achieving the Milestones), the parties will negotiate an equitable adjustment accordingly. Upon receipt of the parties' written agreements, the party making the modification will proceed with the implementation of the prescribed changes, and the Specifications and relevant Exhibits to this Agreement shall be modified accordingly to reflect such agreed upon changes.

                  J. Independent Development. With respect to the development of Hearing Aid DSP Fitting Systems, Scientific Research Programs (including DSP Hearing Aid Basic Algorithms), Clinical Field Testing and Marketing Collateral, Danavox and ReSound may conduct such activities independently or, if Danavox and ReSound agree, jointly through AL2. Moreover, to the extent Danavox and ReSound do not continue the development of Full DSP Technology after the second year of the Term, each of ReSound and Danavox are hereby granted, effective as of such time, a royalty-free license under the Danavox Technology, the ReSound Technology and the AL2 Technology to develop Full DSP Technology independently. To the extent either party undertakes individual activities, any developments resulting therefrom need not be shared with any other parties hereto.

                  K. Upon a Liquidating Event (as that term is defined in the Partnership Agreement) of AL2, and as specifically provided for in Section 13.02 of the Partnership Agreement, the Liquidator (as that term is defined in the Partnership Agreement) shall cause AL2 to assign all of its rights to the Licensed Technology to an entity which shall be jointly owned by Danavox and ReSound (the "Post-Dissolution Entity"). So long as ReSound is not in default, ReSound shall receive from the Post-Dissolution Entity and pursuant to the terms of Section 13.02 of the Partnership Agreement, a royalty-free, perpetual, non-exclusive, worldwide license to the Licensed Technology, which license may be sublicensed pursuant to Article IV(B)(l)(iii), below. So long as Danavox is not in default, Danavox shall receive from the Post-Dissolution Entity and pursuant to the terms of Section 13.02 of the Partnership, a royalty-free, perpetual, non-exclusive, worldwide license to the Licensed Technology, which license may be sublicensed pursuant to Article IV(B)(l)(iii), below.

                  L. Services to AL2.

                           1. DANAVOX SERVICES. Pursuant to the terms of the
Budget, Danavox hereby agrees to provide to AL2 from and after April 18, 1996, and AL2 hereby agrees to accept, the following services at a cost to AL2 of (i) [*] times allocated salaries plus reasonable direct costs (including the maintenance cost of an IC development system), (ii) [*] of depreciation charges allocated to the IC development system and (iii) [*] of significant capital items used primarily in providing such services:

                                    a. [*]

                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    b. [*]

                                    c. [*]

                                    d. [*]

                           2. RESOUND SERVICES. Pursuant to the terms of the
Budget, ReSound hereby agrees to provide to AL2 from and after April 18, 1996, and AL2 hereby agrees to accept, clinical scientific research support services during 1996 at a cost equal to [*] and after 1996 at a cost equal to [*] times allocated salaries, plus in each case reasonable direct costs and [*] of depreciation charges allocated to significant capital items used primarily in providing the above services.

                           3. CHANGES TO SERVICES PROVIDED. AL2 and each of
ReSound and Danavox, as the case may be, may amend the services to be provided by such party to AL2, the charges for such services (as provided above) and/or the amounts of such charges (as provided for in the Budget); provided that such party shall have received the written agreement of Danavox, in the case of changes to ReSound's services, charges or amounts, and ReSound, in the case of Danavox's services, charges or amounts.

                           4. FEES. All service fees shall be billed quarterly
in arrears to AL2 pursuant to written invoices providing reasonable detail as to direct and allocated costs. AL2 shall pay such invoices within 30 days of receipt.

         III. Ownership of Technology

                  A. Ownership of Hearing Aid Market Technology. The parties hereto agree that (i) the transfer or vesting of legal ownership to any Technology related to the Hearing Aid Market in AL2 pursuant to this Agreement is intended solely to enable Danavox and ReSound to jointly share beneficial ownership of (or to jointly share the right to use, in the case of the AL1 Technology) such Technology; (ii) Danavox and ReSound are the joint beneficial owners, or the joint beneficial licensees, as the case may be, for federal income tax purposes of such technology; (iii) AL2 is being granted rights to such technology solely for the purposes of (a) holding legal title to such technology, (b) performing services pursuant to this Agreement, and (c) otherwise as specifically provided in this Agreement; and (iv) each party will report, for accounting, tax and all other purposes, all transactions pursuant to this Agreement and the Related Agreements in a manner consistent with the foregoing.

                  B. Ownership of Each Party's Technology. Each of Danavox, ReSound and AL1 own all right, title and interest in and to the Danavox Technology, the ReSound Technology and the AL1 Technology, except to the extent specifically granted otherwise herein.



* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  C. Transfer of AL1 Technology. AL1 hereby assigns, conveys and transfers to AL2 all right, title and interest in and to the Audallion and to all technology listed on EXHIBIT A hereto, and retains no right, title and interest therein except as set forth in or permitted by this Agreement.

                  D. Intellectual Property Development. All Development Technology and any improvements to such technology, including Enhancements, which are created during the Term, and related Intellectual Property, shall be owned by AL2 in perpetuity. In the event that any of the parties hereto (a "Holding Party") is at the Effective Date in possession or otherwise has the right to Intellectual Property or Enhancements that such party is contractually prohibited from licensing to AL2, the other party shall have the right to develop or otherwise acquire an alternative to such Intellectual Property or Enhancements. If any such other party shall develop or otherwise acquire such alternative, such party shall offer such Intellectual Property or Enhancements to AL2 and the other party and negotiate with the Holding Party in good faith an appropriate allocation and reimbursement of all development or acquisition costs associated with such alternative. Specifically and without limitation, ReSound is currently engaged in developing a [*] technology that could be used advantageously in conjunction with the Business and ReSound shall license this technology to Danavox and AL2 so long as Danavox reimburses ReSound for the allocable development or acquisition cost, which allocable fair share would be determined according to the above-referenced good faith negotiations. In the event that any of the parties hereto during the Term is in a position to acquire (the "Acquiring Party") Intellectual Property or Enhancements relating to the Base DSP Technology or Full DSP Technology, the Acquiring Party shall use its best efforts to acquire such rights for AL2. If such rights cannot be acquired for AL2 and the Acquiring Party otherwise acquires such Intellectual Property or Enhancements, the Acquiring Party shall use its best efforts to sublicense such Intellectual Property or Enhancements to AL2. If the Acquiring Party is contractually prohibited from sublicensing such Intellectual Property or Enhancements to AL2, the other parties hereto shall have the right to develop or otherwise acquire an alternative to such Intellectual Property or Enhancements. If any such other party shall develop or otherwise acquire such alternative, such party shall offer such Intellectual Property or Enhancement to AL2 and the other party and to negotiate with the Acquiring Party in good faith an appropriate allocation and reimbursement of all development or acquisition costs associated with such alternative. In the event that the Holding Party or the Acquiring Party, as the case may be, and the other party do not reach agreement as to such allocation of costs, and the other party and/or AL2 do not therefore acquire such Intellectual Property or Enhancements or a license or other right to use such technology, the Holding Party or the Acquiring Party, as the case may be, may promote said development without any further obligations to AL2 or the other party. The Development Technology, Enhancements, improvements and related Intellectual Property comprised of unpatented trade secrets shall be Confidential Information (as defined in Article VII hereto) of ReSound and Danavox.


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         IV. License Grants and Rights to Products

                  A. Licenses.

                           1. TO AL2 FROM RESOUND, DANAVOX AND AL1. Subject to
the terms and conditions of this Agreement, each of AL1, Danavox and ReSound, respectively, hereby grants to AL2 a royalty-free, non-exclusive, worldwide, perpetual license under the AL2 Technology, Danavox Technology, the ReSound Technology, and the Development Technology (the "Licensed Technology") and any and all Enhancements developed by AL1, Danavox or ReSound (whether or not pursuant to this Agreement) during the initial four-year Term (with respect to Base DSP Technology) and during the first two years of the Term (with respect to Full DSP Technology), to develop the Base DSP Technology and the Full DSP Technology and to manufacture or have manufactured, during the Term, any and all of the Products, Derivative Products and Software Modules (collectively, the "Licensed Products") in or directed to the Hearing Aid Market. Danavox hereby grants a non-exclusive sublicense to AL2 of all of its right, title and interest in and to the Original Development Agreement, and AL2 hereby agrees to pay Danavox the following license fees on the date of this Agreement and on each anniversary date hereof, in consideration of Danavox's sublicense of such rights to AL2.

                       Year                         Fee
                       ----                         ---

                       [*]                     $      [*]
                       [*]                            [*]
                       [*]                            [*]
                       [*]                            [*]
                       [*]                            [*]
                                               $      [*]

                           2. TO AL1. Subject to the terms and conditions of
this Agreement, each of AL2, Danavox and ReSound hereby grants to AL1 a royalty-free, exclusive, worldwide, perpetual license to use itself, or sublicense others to use, the Licensed Technology and to develop, manufacture (or have manufactured), distribute and sell the Licensed Products (or components thereof) or any other products developed from such Licensed Technology by AL1 ("AL1 Products") for surgically implanted hearing aid devices and for products outside of the Hearing Aid Market; provided that if any Licensed Product is a personal device whose principal purpose is to compensate for hearing deficiency, but also combines other needs unrelated to hearing loss, the above license from AL2, Danavox and ReSound shall be of no force and effect; and further provided, that if any of Danavox, ReSound or AL2 acquires license rights to any Technology from a third party, AL2 shall have no obligation to license such rights to AL1.




* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           3. TO DANAVOX AND/OR RESOUND. Subject to the terms
and conditions of this Agreement, AL2 hereby grants to Danavox and ReSound and each of their Affiliates, a perpetual, royalty-free, non-transferable, exclusive worldwide license to the Licensed Technology and all Enhancements, each to the extent necessary to use, market, distribute and sell the Licensed Products in the Hearing Aid Market. In the event ReSound and Danavox do not agree to Continued Development of the Full DSP Technology by AL2 after the second year of the Term, pursuant to the terms of the Related Agreements, AL2 shall grant each of ReSound and Danavox a perpetual, royalty-free, non-transferable, exclusive worldwide license to the Licensed Technology and Enhancements to the extent necessary to develop the Full DSP Technology independently. Moreover, taking into account that ReSound and Danavox are investors in AL1 and partners with AL1 in AL2, and that they are strategically dependent on each other as a result of those relationships and this Agreement, upon occurrence of a circumstance where ReSound and/or Danavox desire access to AL1's technology for uses outside the Hearing Aid Market, AL1 will negotiate for the grant of such potential rights in good faith.

                           4. RETAINED RIGHTS. Subject to the terms and
conditions of this Agreement, each of Danavox, ReSound and AL1 retains all rights to any technologies newly developed or acquired by such party (whether during or after the Term) other than Technologies developed under or licensed pursuant to this Agreement; provided that if AL2 reasonably believes that such technologies do or may give rise to an infringement claim against AL2 or any authorized user of the Technology, each party agrees that, to the extent that its technology gives rise to such claim or potential claim, such technology shall immediately, with no further action on the part of such party or AL2, be licensed to AL2 in perpetuity on the following terms: (a) without royalties for Base DSP Technology, if such license begins during the Term, (b) without royalties for Full DSP Technology, if such license begins during the first two years of the Term, and (c) with royalties in all other cases, with royalties to be determined by good faith negotiations by such party and AL2, based upon fair market value for such a license; and provided further that Danavox and ReSound shall retain all Intellectual Property rights for the rest of their respective product lines, except to the extent such Intellectual Property rights overlap with the DSP Technology, in which case the other parties shall have rights in such over-lapping technology only as to the Licensed Products.

                  B. Sublicenses and Further Licensing.

                           1. PERMITTED SUBLICENSING. AL2 shall have the right
to sublicense the Licensed Technology to third parties to the extent necessary to allow subcontractors to manufacture the Licensed Products or components thereof. Danavox and ReSound shall have the right to sublicense the Licensed Technology and Enhancements to third parties (including AL1) to the extent necessary to (i) allow distributors, VARs, OEMs and similar entities to use and sell the Licensed Products, (ii) allow end-users to use the Licensed Products in the Hearing Aid Market, and (iii) after the date ending two (2) years after the end of the Term, to permit third parties to manufacture, use, market, distribute and sell Licensed Products and further develop the Licensed Technology in the Hearing Aid Market only. Any end-user sublicense shall be perpetual and shall survive any termination or expiration of this Agreement and any other sublicense shall survive to the same extent as the relevant licensee's/sublicensor's rights survive.

                           2. PROHIBITED SUBLICENSING. Except as specifically
set forth in this Article IV, the Development Technology, the Danavox Technology, the ReSound Technology and the AL2 Technology may not be sublicensed or further licensed by any party.

                           3. USE OF AUDIOLOGIC NAME. All licenses and
sublicenses of Development Technology and/or AL2 Technology (including after the Term) shall require that all Licensed Products and all references to Base DSP Technology and Full DSP Technology developed by the parties hereunder shall refer to the "AudioLogic" name.

         V. Sale of the Products to Third Parties and Royalties

                  A. Proper Distribution. Danavox and ReSound (but not AL1 or
AL2) will, pursuant to their rights under Article IV, sell the Licensed Products (with it being understood that the Danavox Software, AL2 Software, ReSound Software and other software portions of the Licensed Products will at all times be licensed and not sold).

                  B. Indemnity. Each party shall be responsible and indemnify and hold the other parties harmless for any and all losses, liability or damages arising out of or incurred in connection with (i) their or their dealers' or OEMs' marketing, distribution, use or sublicensing of the Licensed Products or their end users' use of the Licensed Products (except for warranty claims related to claims of infringement, which shall be governed by Article VI below) or (ii) any unauthorized representation, warranty or agreement, express or implied, made by the party or any of its dealers to or with any dealer, end-user or any third party with respect to the Licensed Products.

                  C. Royalties.

                           1. ROYALTY PAYMENTS TO AL1. In connection with its
distribution of Licensed Products, each of ReSound and Danavox shall pay, for each Hearing Aid DSP IC sold by such party (whether or not as part of a Licensed Product), a royalty of U.S. [*] to AL1. On the first day after the end of the Term, the royalty rate paid by ReSound and Danavox to AL1 shall be decreased to U.S. [*] per Hearing Aid DSP IC. The maximum aggregate royalty payments to AL1 made by Danavox and ReSound in respect of Hearing Aid DSP ICs sold by Danavox and ReSound during the Term shall be U.S. [*] per year, not including any amounts paid under Section V(C)(3), below. Unless otherwise agreed by Danavox and ReSound, at such time as the aggregate royalty payments to AL1 hereunder total U.S. [*] (not including any amounts paid under Section V(C)(3), below), no further payments to AL1 from either Danavox or ReSound shall be made.

                           2. ROYALTIES ON THIRD-PARTY LICENSES. In lieu of
paying a royalty to AL1 on each sale of a Hearing Aid DSP IC to third parties, AL2 shall pay or cause to be paid to AL1 an aggregate one-time royalty fee of [*] (or such other amount as shall be agreed upon by Danavox, ReSound and AL1) for each third party to whom AL2 sells Hearing Aid DSP ICs as permitted under
Article V(C)(3).

                           3. PRICE OF HEARING AID DSP ICS. AL2 shall sell
Hearing Aid DSP ICs to Danavox and ReSound at a price equal to AL2's direct cost (without any allocation of non-recurring engineering expenses) plus a reasonable mark-up or contracting fee, as agreed between Danavox, ReSound and AL2, and to third parties at prices, which shall in any case be no less than those amounts paid to AL2 by Danavox and ReSound as set forth herein, and royalties established by Danavox and ReSound.

                           4. PAYMENTS. Royalty payments shall be made within 45
days after the end of each calendar quarter in which such payments were earned. Payments shall be accompanied by a statement indicating the basis (i.e., the number of Hearing Aid DSP ICs sold) upon which the royalty payments were calculated.

                           5. AUDITS. Each party shall permit a representative
of the other parties to inspect its books and records pertaining to royalty payments upon reasonable notice, during ordinary business hours, no more frequently than once in any 12-month period, subject to execution of the party's customary confidentiality agreement, and at such other party's expense. However, if the inspection reveals a valid shortfall of royalty payments of more than 10% for the period audited, then the party requesting the audit shall be responsible for such other party's reasonable expenses of the inspection.


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         VI. Proprietary Rights, Warranties and Indemnifications

                  A. Inventions. Each party will promptly and fully disclose and describe to the other parties in writing any material Invention that is or should be a part of the Development Technology.

                  B. Proprietary Rights Notices. Each party will cause the outer case of the Products, the Products' documentation, and other similar Product-related areas to bear a proper proprietary rights notices to be agreed upon by the parties.

                  C. Patent Protection. In the case of an Invention within the Development Technology, Danavox and ReSound jointly shall own the patent rights therein.

                  D. Patent Enforcement. If any party shall become aware of any infringement or alleged infringement of any of the AL2 Technology or the Development Technology or any improper use of such technology, it shall notify the other parties promptly in writing giving the particulars thereof. AL2 shall have no obligation to take any action to restrain such infringement. However, if AL2 declines to take action against such infringement, then Danavox and/or ReSound shall have the option to institute an action or proceeding in which AL2 agrees to cooperate as may be reasonably required, all at Danavox's and ReSound's expense, as appropriate, and any damages or other sums recovered as a result of such action or proceeding shall be solely for Danavox's and/or ReSound's benefit, as appropriate.

                  E. Intellectual Property Warranty and Mutual Indemnity.

                           1. WARRANTY AND INDEMNITY. Each party (the
"Indemnifying Party") represents and warrants that the use of its Technology to manufacture the Products does not, to its knowledge, infringe any patent, copyright or other proprietary right of a third party. The Indemnifying Party will defend at its own expense any action against any other party (the "Indemnified Party") that is based on a claim that the use of the Indemnifying Party's Technology by the Indemnified Party to manufacture the Products infringes any patent, copyright or other proprietary right of a third party and will pay those damages or costs finally awarded against, or final settlement amounts due from, the Indemnified Party in such action, provided the Indemnified Party notifies the Indemnifying Party promptly in writing of any such action, gives the Indemnifying Party sole control of the defense and any negotiations for settlement or compromise of such action, and cooperates with the Indemnifying Party with the Indemnified Party's reasonable expenses to be promptly reimbursed. Should the Indemnifying Party's Technology become, or in the Indemnifying Party's opinion be likely to become, the subject of such an action, the Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party's option and sole expense, either (a) to procure for the Indemnified Party the right to continue using the Indemnifying Party's Technology or (b) replace or modify the same to become non-infringing if such replacement or modification does not materially affect the performance of the Product. The Indemnified Party agrees to provide reasonable assistance to the Indemnifying Party to procure such rights or replace or modify the Indemnifying Party's Technology at the Indemnifying Party's expense. Notwithstanding the above, the Indemnifying Party shall have no liability to the Indemnified Party under this Article VI(E) for any action based upon (a) any modification of the Indemnifying Party's Technology, or (b) the combination of the Indemnifying Party's Technology with other items by the Indemnified Party, if such action would have been avoided by the absence of such combination or modification.

                  F. Exclusive Remedy. The indemnification set forth in Article VI(E) above states each party's exclusive remedy and entire liability for infringement of its Technology.

                  G. Development Warranty. Each party warrants that: (a) all development work of such party delivered to the other parties hereunder will materially conform to the Specifications; (b) in connection with such party's performance of its development services, such party will not knowingly infringe any patent, copyright, trade secret, trademark, mask work right, or any other proprietary right of any third party; and (c) such party has not previously granted and will not grant any right in the AL2 Technology, the Danavox Technology, the ReSound Technology or any Inventions to any third party which grant is inconsistent with the rights granted to the other parties herein.

                  H. Disclaimer. THE WARRANTIES IN ARTICLES VI(E) AND VI(G), ABOVE AND IN ARTICLE XII(M) BELOW ARE EXCLUSIVE AND IN LIEU OF ALL

OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PRODUCTS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

                  I. No Warranty Pass-Through. No party shall pass through to its customers or any other third party the warranties made by the other parties under this Agreement or make other representations to its customers or any other third party on behalf of the other parties, and each party shall expressly indicate to its customers that they must look solely to such party in connection with any problems, warranty claim or other matters concerning the Products sold by such party. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any customer of the other parties or any other third party.

                  J. General Indemnity. Each party shall, at such party's expense, indemnify, hold harmless and, at another party's request, defend such other party and its subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, from and against any and all losses, costs, damages, liabilities, expenses and fees (including but not limited to costs and fees of attorneys and other professionals) arising out of or in connection with the indemnifying party's breach of or performance under this Agreement to the extent caused by, in whole or in part, its negligent act or omission or willful misconduct of itself or its employees, agents or independent contractors, including but not limited to any act or omission that contributes to: (a) any personal injury, sickness, disease or death; (b) any damage to or destruction of property of the indemnified party or any third party or any loss of use resulting therefrom; (c) any violation of any statute, ordinance or regulation; or (d) any other injury, loss or harm.

                  K. Trademarks.

                           1. USE BY RESOUND AND DANAVOX. In connection with
sales or advertising of the Products, and in addition to the obligations of Danavox and ReSound set forth in Article IV(B)(3), Danavox and/or ReSound may use such trade names or trademarks of AL2 as are mutually agreed upon by AL2 and Danavox and/or ReSound, as the case may be, with such agreement not to be unreasonably withheld or delayed. All such marks and names and any additional marks of which AL2 may in the future be the proprietor will bear the designation TM or the designation (R), as specified by AL2.

                           2. USE BY AL2. AL2 shall have the perpetual right and
license to use "AudioLogic" and any related trade name, trademark or servicemark without any payment by AL2 to AL1.

                           3. ENFORCEMENT. AL2 may elect to, and if and when AL2
elects not
to do so or fails to make an election within a period of ten (10) business days after notice from Danavox and/or ReSound, then Danavox and/or ReSound may on behalf of AL2, do such acts or things as are reasonably necessary for the purpose of obtaining, maintaining, enforcing and preserving any of the trademarks, or other proprietary rights of AL2 as are being or to be used by Danavox and/or ReSound. In the event that any unlawful copying of the Products, infringement of AL2's rights in the Products, or infringement or registration by a third party of the trademarks, trade names or other property rights of AL2 comes to the attention of Danavox and/or ReSound, Danavox and/or ReSound shall promptly inform AL2 in writing, stating the full facts of the infringement or registration known to it, including the identity of the suspected infringer or registrant, the place of the asserted infringement or registration and evidence thereof. Danavox and ReSound agree to cooperate fully with AL2 at the expense of AL2 if AL2 sues to enjoin such infringements or to oppose or invalidate any such registration.

                           4. NO ADOPTION OF MARKS. Each party acknowledges the
validity of the other parties' trademarks, trade names and ownership thereof. No party shall adopt, use, or register any acronym, trademark, trade name or any other marketing name or mark of any other party or any confusingly similar mark or symbol as part of its own name or the name of any of its Affiliates or the names of the products it markets. No party shall challenge the other parties' rights to use the trademarks or trade names which such party may apply to or use in connection with the Products. If any party in the course of its business in the sale of the Products or Product components as specifically permitted by this Agreement, acquires any goodwill or reputation in any of the trademarks or trade names of the other party applied thereto, then at the expiration or termination of this Agreement all such goodwill or reputation automatically shall vest in the party owning such trademarks or trade names without any separate payment or other consideration of any kind, and each party agrees to take all such actions necessary to effect such vesting in the owner thereof.

                  L. Product Liability. ReSound and Danavox acknowledge and agree that (i) AL2 shall not be required to purchase or maintain product liability insurance with respect to any of the Base DSP Technology or Full DSP Technology, or any Products, (ii) each of Danavox and ReSound, respectively, shall purchase and maintain product liability insurance with respect to the Base DSP Technology and Full DSP Technology, and their respective Products, and (iii) Danavox and ReSound agree that they shall require any third party licensees (under Article IV(A)(3)) to purchase and maintain product liability insurance on their products which incorporate any of the Licensed Technology, in the case of subparagraphs (ii) and (iii), for the benefit of AL1 and AL2.

         VII. Confidentiality

                  A. Obligation. Each party shall keep confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein or consented to in writing, or for the benefit of any third party, any of the following information disclosed by any other party to it (collectively "Confidential Information"): (i) any information provided to it by the other party marked with a proprietary, confidential or other similar notice or orally disclosed to it by the other party and followed by a writing within thirty (30) days of such oral disclosure indicating said information was confidential, (ii) even if not so marked, information that is reasonably understood by it to be confidential, including the Technology and (iii) the terms, conditions and existence of this Agreement.

                  B. Exclusions. The term "Confidential Information" shall not include information which (i) is or becomes generally known or available through no act or failure to act by the receiving party, (ii) is already known by the receiving party at the time of receipt as evidenced by its records, (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure, (iv) is disclosed by written permission of the party disclosing the Confidential Information or (v) is required to be disclosed by court order or law.

                  C. Access to Information. Each party shall limit access to Confidential Information to those of its employees or agents (including subcontractors) who have a need for such Confidential Information, or to its sublicenses to the extent necessary to allow such sublicensees to fully use their sublicenses, and all of whom are under a written obligation to keep such information confidential.

                  D. Injunctive Relief. The parties acknowledge that a breach or threatened breach of this Article VII by any of the parties may cause the non-breaching party to suffer irreparable harm and injury such that no remedy at law will adequately compensate the other party. Thus, the non-breaching party shall have the right to obtain injunctive relief with respect to such breach or threatened breach.

         VIII. Termination and Effect of Termination

                  A. Termination for Breach. AL2 may terminate this Agreement
(i) as to ReSound or Danavox if ReSound or Danavox, respectively, fails to make the Initial Payment required by Article II(F) of this Agreement within fifteen
(15) business days of the required payment date, or (ii) as to ReSound, if ReSound fails to exercise its option in full to purchase 220,264 shares of Series C Convertible Preferred Stock of AL1 on January 1, 1997, as referenced by that certain Series C Convertible Preferred Stock and Common Stock Purchase Agreement dated September 30, 1996 (the "Purchase Agreement"), (iii) as to Danavox or ReSound, if such party materially breaches Article VII hereto and such breach has a Material Adverse Effect (as defined in the Partnership Agreement) on AL2 or the other parties hereto, or (iv) as to any Partner (as that term is defined in the Partnership Agreement), if such Partner defaults under Section 15.01 of the Partnership Agreement, which default results in the right to purchase all of such Partner's Interest (as that term is defined in the Partnership Agreement) under such Section 15.01. Notwithstanding the termination of this Agreement by AL2 as to such other party, such terminated party shall continue to be required to license the technologies described under Article IV, Sections (A)(1) and (2), above, but shall have no rights under this Agreement. Moreover, the other parties, upon unanimous consent, may terminate this Agreement as to a party if a petition for relief under any bankruptcy law or legislation is filed by or against such party, such party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial portion of any of such party's assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days. Despite the foregoing, all rights and licenses (other than with respect to trademarks) granted under or pursuant to this Agreement by each party to the other parties, are and shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (and any relevant foreign equivalent law), licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code (or foreign equivalent), but makes no particular election at this time.

                  B. Termination for Impracticability. If the parties mutually terminate this Agreement for Impracticability (as described in Article II(F)(5), above), then

                                    a. Each party may hold and freely use the
Development Technology; however all other licenses granted by Danavox, ReSound and AL2 under this Agreement shall thereupon terminate, provided that end-user sublicenses shall survive as provided in Article IV(B)(1); and

                                    b. The parties agree to negotiate in good
faith with a view to providing, through licensing, cross-licensing or otherwise, to each other all rights as are reasonably required by each party to fully exploit and use the Development Technology as well as its particular efforts under the Development Program.

                  C. Surviving Rights. Termination or expiration of this Agreement shall not affect any other rights of the parties which may have accrued up to the date of such termination or expiration and, in addition, (1) no party shall be relieved of any obligation for any sums otherwise due to the other parties notwithstanding the termination, (2) no party shall be relieved of its obligations under (a) any provision which specifically provides for the survival thereof under the particular circumstances described in such provision and (b) Articles III (Ownership of Technology), VI (Proprietary Rights, Warranties and Indemnifications), VII (Confidentiality), VIII (Termination and Effect of Termination), IX (Limitation of Liability), X (Compliance with Laws) and XI (Miscellaneous).

                  D. Duties of the Parties Upon Termination. Except as specifically provided otherwise in this Agreement, upon any termination or expiration of this Agreement, the parties agree to do the following:

                                    a. refrain thereafter from representing
themselves as distributors or manufacturers of the Products; and

                                    b. return to the other parties all tangible
items in their possession or under their control comprising or evidencing such other parties' technology and Confidential Information.

         IX. Limitation of Liability

                  IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, INCURRED BY ANY OTHER PARTY OR A THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY) OR BASED ON A WARRANTY, INCLUDING DAMAGES OR LOSSES DUE TO PERSONAL INJURY, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE SALE, DELIVERY, REPAIR, REPLACEMENT, MAINTENANCE OR OPERATION OF THE PRODUCTS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         X. Compliance With Laws

                  A. Export Law Compliance. The parties understand and recognize that the Licensed Products and other materials made available to them hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and equipment and products produced therefrom. The parties are familiar with and agree to comply with all such regulations, including any future modifications thereof, in connection with the marketing and distribution of the Licensed Products. The parties agree to obtain the same agreement from each of their distributors, dealers and other resellers. In the event a party breaches this Article X(A), such party hereby agrees to indemnify and hold the other parties harmless from such breach.

                  B. Foreign Corrupt Practices Act. Each party agrees that it shall comply with the requirements of the U.S. Foreign Corrupt Practices Act (the "Act") and shall refrain from any payments to third parties which would cause any of the parties to violate the Act. In the event a party breaches this
Article X(B) such party hereby agrees to indemnify and hold the other parties harmless from such breach.

                  C. Licenses and Permits. In connection with and in furtherance of its marketing and manufacturing activities hereunder, each party shall be responsible for obtaining, and shall use its reasonable commercial efforts to obtain, any and all required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits, and, if applicable, shall be responsible for filing or registering this Agreement with the appropriate authorities.

         XI. Miscellaneous

                  A. Relationship of Parties. The parties are not employees, agents or legal representatives of the other parties for any purpose. No party shall have the authority to enter into any contracts in the name of or on behalf of the other parties.

                  B. Further Assurances. Each party shall, at the request and expense of another party, do such acts or things as the other party may reasonably require for the purpose of obtaining, registering, maintaining, enforcing and preserving any of the Intellectual Property of the other party related to the Licensed Products or such party's Technology, provided, however, that the parties agree that each party has the exclusive right to enjoin any infringement by a third party of any Intellectual Property of the party related to such party's Technology. In the event that any unlawful copying of the Product, infringement of a party's rights in the Product, or infringement or registration by a third party of the rights of ReSound, Danavox or AL2 comes to the attention of a party, such party shall immediately inform the others in writing, stating the full facts of the infringement or registration known to it, including the identity of the suspected infringer or registrant, the place of the asserted infringement or registration and evidence thereof. Each of the parties agrees to cooperate fully with the other party at the expense of such other party if such other party sues to enjoin such infringements or to oppose or invalidate any such registration.

                  C. Non-assignability; Binding on Successors. Any party may assign or otherwise transfer this Agreement in connection with a sale of all or substantially all of its respective assets, or of its business, whether via merger or otherwise, provided, however, AL2 may not make any such assignment or transfer to any party who is a competitor of Danavox or ReSound. Additionally, Danavox and ReSound may assign this Agreement to any of its respective Affiliates. Except as permitted in the preceding sentences, no party shall assign any of its rights or obligations under this Agreement without the express written consent of the other parties. Any attempted assignment under this Agreement without such consent shall be void. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon the executors, heirs, representatives, administrators and assigns of the parties hereto.

                  D. Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

                  E. Force Majeure. No party shall be liable to the others for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, civil disorder, and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay.

                  F. Waiver. Any waiver (express or implied) by any party of any breach of this Agreement shall be in writing and shall not constitute a waiver of any other or subsequent breach.

                  G. Entire Agreement; Amendment. This Agreement, the Related Agreements and any and all exhibits, schedules, annexes and appendices attached hereto and thereto constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement and the Related Agreements. This Agreement may not be modified or amended except in a writing signed by Danavox, ReSound and AL2; provided that AL2 must have the written consent of a majority in interest of its Limited Partners (other than ReSound and Danavox) in order to amend this Agreement.

                  H. Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

                  I. Notice. All notices, communications, requests, demands, consents and the like ("Notices") required or permitted under this Agreement will be in writing and will be deemed given and received (i) when delivered personally, (ii) when sent by confirmed fax, (iii) ten (10) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (iv) three (3) business days after deposit with a commercial overnight carrier, with written verification of receipt. All Notices will be addressed as follows:

                  If to Danavox:

                  Danavox
                  GN DANAVOX AS
                  Markaervej 2 A
                  P.O. Box 224
                  DK-2630 Taastrup, DENMARK
                  Attention: Ole Lund
                  Telephone: xx-453-312-0088
                  FAX:  xx-453-312-1506

                  With a copy to:

                  Davis, Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017 U.S.A.
                  Attention: John A. Bick, Esq.
                  Telephone: 212-450-4350
                  FAX: 212-450-4800

                  If to ReSound:

                  ReSound Corporation
                  220 Saginaw Drive
                  Seaport Centre
                  Redwood City, California 94063 U.S.A.
                  Attention:  Paul A. Busse
                  Telephone:  415-780-7800
                  FAX:  415-367-0675

                  With a copy to:

                  Venture Law Group
                  2800 Sand Hill Road
                  Menlo Park, California 94025 U.S.A.
                  Attention:  Elias J. Blawie, Esq.
                  Telephone:  415-854-4488
                  FAX:  415-854-1121

                  If to AL2:

                  AudioLogic Hearing Systems, L.P.
                  6655 Lookout Road, Suite 200
                  Boulder, CO 80301 U.S.A.
                  Attention:  Jason Carlson
                  Telephone:  303-581-9556
                  FAX:   303-581-9250

                  With a copy to:

                  Ireland Stapleton Pryor & Pascoe
                  1675 Broadway, Suite 2600
                  Denver, CO 80202 U.S.A.
                  Attention:  Susan L. Oakes, Esq.
                  Telephone:  303-628-3658
                  FAX:  303-623-2062

                  If to AL1:

                  AudioLogic, Inc.
                  6655 Lookout Road, Suite 200
                  Boulder, CO 80301 U.S.A.
                  Attention:  Jason Carlson
                  Telephone:  303-581-9556
                  FAX:   303-581-9250

                  With a copy to:

                  Ireland Stapleton Pryor & Pascoe
                  1675 Broadway, Suite 2600
                  Denver, CO 80202 U.S.A.
                  Attention:  Susan L. Oakes, Esq.
                  Telephone:  303-628-3658
                  FAX:  303-623-2062

or to such other address as the person to whom Notice is to be given may have furnished to the others in writing in accordance herewith, except that Notices of change of address will be effective only upon receipt. A Notice given by any means other than as specified herein will be deemed duly given when actually received by the addressee.

                  J. Choice of Governing Law, Arbitration.

                           1. GOVERNING LAW. This Agreement is made in
accordance with and shall be governed and construed under the laws of the State of Delaware, U.S.A., as applied to agreements executed and performed entirely in Delaware by Colorado residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods.

                           2. DISPUTE RESOLUTION; ARBITRATION.

                                    a. Except as described in subsection (b)
below, all disputes, controversies, differences, claims or the like between the parties under, arising out of or related to this Agreement, or the performance, enforcement, breach, termination or validity of this Agreement (collectively, "Disputes"), shall first be discussed in good faith by a special committee of the Board of Directors of the General Partner of AL2, which special committee shall be established especially for the purpose of resolving such dispute (the "Dispute Resolution Committee"). The Dispute Resolution Committee shall consist of an equal number of AL1 Designees, Danavox Designees and ReSound Designees, with a view to promptly and amicably resolving the Dispute. Such discussion shall continue for not more than thirty (30) days after a party provides written notice to the others of the Dispute. In the event the Dispute Resolution Committee is unable to resolve the Dispute within thirty (30) days, the Dispute shall be referred by the Dispute Resolution Committee to the Chief Executive Officers of AL1, ReSound and Danavox for resolution. If the Chief Executive Officers have not resolved the Dispute within fifteen (15) days after such referral, the provisions of subsection (c) shall apply.

                                    b. Any Dispute based on an alleged breach of
confidentiality of proprietary information may be submitted immediately and directly to arbitration pursuant to subsection (c) below without first being discussed between the parties.

                                    c. If a Dispute cannot be resolved pursuant
to subsection (a) above, the Dispute shall be submitted to final and binding arbitration in accordance with the then-current rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") in force on the Effective Date of this Agreement. The arbitration shall be commenced when one party serves the others with a written demand to arbitrate. Any arbitration shall be conducted in New York City, New York (the "Arbitration Forum"), and the parties consent to the personal jurisdiction of the courts there, for any cause arising out of or otherwise related to this arbitration, its conduct and its enforcement.

                                    d. The arbitration shall be conducted in the
English language and documents and submissions shall be in the English language. Each party to the arbitration shall bear a proportional amount of any translation expenses.

                                    e. Resolution of Disputes under this
Agreement shall be governed by and construed under the substantive laws as specified in Article XI(J)(1) above, except that matters concerning Danish patents will be governed by applicable Denmark patent law, and matters concerning U.S. patents will be governed by applicable U.S. patent law.

                                    f. Each party agrees to abide by the award
rendered in any arbitration conducted pursuant to this Article XI(J), and agrees that a judgment of the courts of the Arbitration Forum having jurisdiction may be entered upon the final award and that no party to the arbitration will seek to stop or otherwise interfere with other courts in any jurisdiction in the world in granting, to the extent legally permissible, full faith and credit to such judgment in order to enforce such award.

                                    g. The arbitration panel shall consist of
one (1) impartial ICC arbitrator with a minimum of ten years of experience in the medical device industry who is knowledgeable as to hearing aid industry standards and fluent in the English language. Each party shall have the right to agree to such arbitrator. Failing their agreement within thirty (30) days of the initiation of arbitration, the arbitrator shall be appointed by the Court of Arbitration of the ICC upon request of any party hereto.

                                    h. Prompt disposal of any Dispute is of
utmost importance to the parties, and the resolution of any Dispute shall therefore be conducted expeditiously such that the duration of the arbitration (from the time from the service of written demand to arbitrate to the conclusion of the arbitration hearing) shall be not more than sixty (60) days.

                                    i. The arbitrator shall give active,
attentive case management to the scope, form, cost-effectiveness and scheduling of all discovery. The arbitrator shall allow the parties to conduct enough discovery to ensure that the lack of discovery does not itself cause an injustice. However, there shall be no discovery that the arbitrator does not find to be cost-effective and needed. The arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery or the final hearing, and to protect against unauthorized disclosure or misuse of such information and secrets, whether such information is disclosed in discovery or is the subject of alleged breach as contemplated by subsection (2) above. The parties agree to abide by such orders.

                                    j. Sworn declarations shall be admissible as
testimony in any arbitration hereunder.

                                    k. Except as set forth is subsection (l)
below, each party shall bear its own legal fees. The arbitrator shall assess its costs, fees and expenses against the party losing the case unless the arbitrator believes that no party is the clear loser, in which case the arbitrator shall divide its fees, costs and expenses according to its sole discretion.

                                    l. If as to any issue the arbitrator should
determine under the applicable law that the position taken by a party is frivolous or otherwise irresponsible or that any wrongdoing it finds is in callous disregard of law and equity or the rights of any other party, the arbitrator shall also award an appropriate allocation of the adversary's reasonable attorney fees, costs and expenses to be paid by the offending party, the precise sums to be determined after a bill of attorney fees, expenses and costs consistent with such award has been presented following the award on the merits.

                  K. Rights and Remedies Cumulative. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

                  L. Captions and Section References. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

                  M. Authority to Enter Into and Execute Agreement; Prior Grants. Each party represents and warrants to the other that it has the right, full power and lawful authority to enter into this Agreement for the purposes herein (including the granting of licenses under this Agreement) and to carry out its obligations hereunder. Each party further warrants to the other parties that it has no other outstanding agreements or obligations inconsistent with the terms and provisions hereof and that it has not made any prior grants of rights in or to the Products, the Development Technology, the Danavox Technology or the AL2 Technology to any third party which are inconsistent or would interfere in the performance of this Agreement.

                  N. Publicity. All notices to third parties and all other publicity concerning this Agreement or its subject matter shall be jointly planned and coordinated between the parties. No party shall act unilaterally in this regard without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed, and which shall be deemed to be given when disclosure is specifically required by law. All related communications within each party's organization shall be of a confidential nature.



             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

                        GN DANAVOX AS


                        By:
                           -----------------------------------------------------

                        Title:
                              --------------------------------------------------

                        By:
                           -----------------------------------------------------

                        Title:
                              --------------------------------------------------


                        RESOUND CORPORATION


                        By:
                           -----------------------------------------------------

                        Title:
                              --------------------------------------------------


                        AUDIOLOGIC, INC.


                        By:
                           -----------------------------------------------------

                        Title:
                              --------------------------------------------------

                        AUDIOLOGIC HEARING SYSTEMS, L.P.

                        By:  RESOUND CORPORATION, Its General
                             Partner



                        By:
                           -----------------------------------------------------
                        Title:
                              --------------------------------------------------

                        By:  GN DANAVOX AS, Its General Partner



                        By:
                           -----------------------------------------------------
                        Title:
                              --------------------------------------------------


                        By:
                           -----------------------------------------------------
                        Title:
                              --------------------------------------------------

EXHIBITS:

A -- AL1 Assets assigned to AL2 (including AL2 Technology)
B -- Danavox Technology
C -- Development Schedule and Milestones
D -- ReSound Technology
E -- Specifications
F -- Budget

                                    EXHIBIT A

                                AUDIOLOGIC, INC.
                             Technology Description


AUDIOLOGIC TECHNOLOGY:


Patents Filed:

1.      Binaural Hearing Aid
        Eric Lindemann and John L. Melanson
        Filed:  September 17, 1993
        Issued: 12/26/95, 5,479,522

Various architectures for binaural DSP hearing aids including RF transmission from external DSP page device to and from earpieces.

2.      Noise Reduction System for Binaural Hearing Aid
        Eric Lindemann and John L. Melanson
        Filed:  September 18, 1993
        Serial No.: [*]

        Status:  All claims passed.  Will be published shortly.

[*]

3. Dynamic Intensity Beamforming System for Noise Reduction in a Binaural Hearing Aid
        Eric Lindemann
        Filed:  January 21, 1994

        Status: Issued April 23, 1996, 5,511,128

Binaural noise reduction system in which intensity of noise reduction is dependent on total sound level or ratio of on-line to off-line sound level.



                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.      Digital Signal Processing Hearing Aid
        John Melanson and Eric Lindemann
        Filed:  October 10, 1995
        Serial No.:  [*]
        Status:  No office actions.

[*]

5.      [*]
        Eric Lindemann and John Melanson
        Filed:  October 12, 1995
        Serial No.:  [*]

        Status:  No office actions.

[*]

6.      Digital Hearing Aid System
        Eric Lindemann, John Melanson, and Nikolai Bisgaard
        Filed:  October 12, 1995
        Serial No.  [*]

        Status:  No office actions.

[*]

7.      [*]
        John Melanson
        Filed:  June 20, 1996
        Serial No. [*]

8.      [*]
        John Melanson
        Filed:  June 12, 1996
        Serial No. [*]


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Patents in preparation with AL1 attorneys, to be filed shortly:

1.       [*]

2.       [*]

Future Proposed Patents:

The following list of proposed patents is to be considered a preliminary list of AudioLogic technologies, the purpose of which is only to be the basis for the parties' negotiations in good faith to finally mutually agree on the definitions of each of the items of proposed patents.

1.       [*]

2.       [*]

3.       [*]

4.       [*]

5.       [*]

6.       [*]

7.       [*]

8.       [*]

9.       [*]

10.      [*]

11.      [*]

12.      [*]

13.      [*]

14.      [*]

15.      [*]

16.      [*]

17.      [*]

18.      [*]



                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

19.      [*]



                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

                         Danavox Technology Description


DANAVOX TECHNOLOGY:


DFS Algorithm I Patented        UK application 8919591.1
                                European PC application 90309342.5
                                USA patent 5259033
                                JAPAN application 2-229523

DFS Algorithm II Patented       DK application 432/92 approved for issue as per
                                  28/7-95
                                USA application 08/302.813 of 09/13/94
                                INTERNAT application PCT/DK93/00106
                                JAPAN application 5-516993 prio. 5 March 93

Automatic gain Limites          DK patent 169958
                                USA application 08/338.577 of 04/07/95
                                INTERNAT application PCT/DK93/00332
                                JAPAN application 6-509527 prio. 8 Oct. 93

VHDL Software Model I comprising

o  [ * ]
o  [ * ]
o  [ * ]
o  [ * ]
o  [ * ]

VHDL Software Model II comprising

o  [ * ]
o  [ * ]
o  [ * ]


                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         [THIS EXHIBIT WILL BE UPDATED
                         AT THE OCTOBER 9, 1996 MEETING
                       BETWEEN AL2, RESOUND AND DANAVOX]
                                    EXHIBIT C

                              Development Schedule
                                       and
                                   Milestones

ACTIVITY                                        DATE            RESPONSIBLE        DELIVERABLE
--------                                        ----            -----------        -----------

[ * ]:

1.[ * ]                                                          AL2               [ * ]

2. [ * ]                                                         AL2               [ * ]

3. [ * ]                                                         AL2               [ * ]

4. [ * ]                                                         Audit Data/Dx     [ * ]

5. [ * ]                                                         AL2               [ * ]

6. [ * ]                                                         Audit Data        [ * ]

[ * ]

[ * ]

1. [ * ]                                                         AL2               [ * ]

2. [ * ]                                                         AL2               [ * ]

3. [ * ]                                                         AL2               [ * ]

4. [ * ]                                                         AL2               [ * ]

5. [ * ]                                                         AL2               [ * ]

[ * ]

1. [ * ]                                                        GN Danavox/AL2     [ * ]

2. [ * ]                                                        GN Danavox         [ * ]

3. [ * ]                                                        GN Danavox         [ * ]

4. [ * ]                                                        GN Danavox         [ * ]

5. [ * ]                                                        GN Danavox         [ * ]

   *)  To be agreed by the Hearing Aid Development Committee


                   * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                     PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                     WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT D

                               ReSound Technology

[ * ]






                  * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                   PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      [THIS EXHIBIT WILL BE UPDATED AT THE
           OCTOBER 9, 1996 MEETING BETWEEN AL2, RESOUND AND DANAVOX]

                                   EXHIBIT E

                                 Specifications

        The following is a list of the minimum specifications of the technology to be developed by AL2 under this Agreement:

        1.      [*]

        2. The DSP should be flexible enough to run the following combinations of software processing [need description].

        3. The proper tools will be developed and supported so as to ensure cost effectiveness, competitiveness and ease of use by academia (for research tools) and by commercial dispensers (for commercial HADSP Fitting Systems).



                  * CERTAIN CONFIDENTIAL INFORMATION ON THIS
                   PAGE HAS BEEN OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                        EXHIBIT F

                                          Budget

Four Year Budget                  AUDIOLOGIC/DANAVOX/RESOUND
(US$1000, except Units)


                                                                   1998       1998
       WORK PACKAGE    RESP      TOTAL       1996        1997    (Q1 & Q2)  (Q3 & Q4)     1999      2000
----------------------------------------------------------------------------------------------------------
Technology

AudioLogic Dev.
Team                   [ * ]

IC integration         [ * ]

IC design, Base        [ * ]

IC design, Other       [ * ]

Electronic Ass.        [ * ]


Clinical

Audallion, Cost        [ * ]

Program mgt/pr         [ * ]

H.A. Research          [ * ]

H.A. Research          [ * ]
-----------------------------------------------------------------------------------------------------------
TOTAL R&D COST, 2
YEAR
-----------------------------------------------------------------------------------------------------------
TOTAL R&D COST, 4
YEAR
-----------------------------------------------------------------------------------------------------------
Units

Service fee

Subtotal, 2 Year

Subtotal, 4 Year

DX Sublicense

Total 2 Year
------------------------------------------------------------------------------------------------------------
GRAND TOTAL
------------------------------------------------------------------------------------------------------------
Payments

ReSound

Danavox
------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------
Dx Payments            [ * ]

RS Payments            [ * ]



* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.